Exhibit 10.1

STANDARD OFFICE LEASE AGREEMENT (NET)

THIS LEASE AGREEMENT (hereinafter called the "Lease Agreement") made as of the 13th day of December, 2016, by and between River Valley Business Center, having offices at W10887 875th Ave, River Falls, WI 54022 (hereinafter called the "Landlord"), and Sajan, Inc., (hereinafter called the "Tenant").

WITNESSETH

FOR AND IN CONSIDERATION of the sum of One Dollar ($1.00) in hand paid by each of the parties to the other, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Landlord does hereby lease and let unto Tenant, and Tenant does hereby hire, lease and take from Landlord, the premises (hereinafter called the "Premises") consisting of the entire building, containing approximately 24,000 square feet, at 625 Whitetail Blvd. (hereinafter called the "Building") in the City of River Falls, County of St Croix, State of Wisconsin.

ARTICLE 1 - TERM

To have and to hold said Premises for a term of 5 years, commencing February 1, 2017 and terminating January 31, 2022 (hereinafter called the "Term") upon the rentals and subject to the conditions set forth in this Lease Agreement, and the Exhibits attached hereto. The commencement and termination dates are specifically subject to the provisions of Article 5 hereof.

Notwithstanding anything herein to the contrary, provided Tenant is not then in default under this Lease beyond any applicable notice or cure period, Tenant shall have the right to terminate this Lease effective February 1, 2020, by delivering at least three (3) months’ prior written notice to Landlord. Should Tenant exercise its termination right, Landlord agrees to use good faith, commercially reasonable efforts to lease the Premises to one or more new tenants on terms reasonably acceptable to Landlord. In order for Tenant’s termination to be effective, Tenant shall be required to pay a termination fee (“Termination Fee”) equal to the total Minimum Rent, Operating Expenses and Real Estate Taxes due under this Lease for the period commencing February 1, 2020 and expiring January 31, 2021, subject to adjustment as hereinafter set forth. Tenant shall pay the Termination Fee in installments, on a monthly basis, in the same manner as Tenant is required to pay Minimum Rent, Operating Expenses and Real Estate Taxes by this Lease. Notwithstanding the foregoing, should Landlord lease all or any portion of the Premises to one or more new tenants prior to January 31, 2021, then any remaining installments of the Termination Fee shall be reduced by the amount of monthly rent received by Landlord from such new tenant(s) until January 31, 2021. In no event shall the Termination Fee exceed the total amount of Minimum Rental, Operating Expenses and Real Estate Taxes due for the period February 1, 2020 through January 31, 2021. Landlord shall deliver written notice to Tenant within five (5) days after signing a lease with a new tenant for any portion of the Premises, which notice shall include the amount of rent to be paid by the new tenant, the date such rent shall first become due, and a statement of the adjustment to the Termination Fee on account thereof.

ARTICLE 2 - USE

The Premises shall be used by the Tenant solely for the following purposes: any legal purpose.

ARTICLE 3 - RENTALS

Tenant agrees to pay to Landlord as minimum rental (hereinafter called "Minimum Rental") for the Premises, without notice set-off or demand, the sum of Twenty-Eight Thousand-Six Hundred and Six Dollars ($28,606.00) per month, to be due and payable by Tenant in advance on the first day of each calendar month during the Term of this Lease Agreement, or any extension or renewal thereof, at the office of Landlord set forth in the preamble to this Lease Agreement or at such other place as Landlord may designate in writing. In the event of any fractional calendar month, Tenant shall pay for each day in such partial month a rental equal to 1/30 of the Minimum Rental. Tenant agrees to pay, as “Additional Rent”, which shall be collectible to the same extent as Minimum Rental, Real Estate Taxes and Operating Expenses pursuant to Article 6 herein, as well as all amounts which may become due to Landlord hereunder and any tax, charge or fee that may be levied, assessed or imposed upon or measured by the rents reserved hereunder by any governmental authority acting under any present or future law before any fine, penalty, interest or costs may be added thereto for non-payment. Landlord's estimated Operating Expenses for 2017 are $50,000 and estimated Real Estate Taxes for 2017 are $57,000.

ARTICLE 4 - Condition of the premises

Tenant agrees to accept the Premises in “as-is” condition, except for Landlord’s obligations as provided herein. Any future improvements to the Premises shall be subject to Article 12 herein below and performed in compliance with all applicable governmental laws, ordinances and regulations.

ARTICLE 5 - POSSESSION

Except as otherwise provided, Landlord shall deliver possession of the Premises on or before the date hereinabove specified for commencement of the Term, but delivery of possession prior to such commencement date shall not affect the expiration date of this Lease Agreement. Should the commencement of the rental obligations of Tenant under this Lease Agreement occur for any reason on a day other than the first day of a calendar month, then in that event solely for the purposes of computing the Term of this Lease Agreement, the commencement date of the Term shall become and be the first day of the first full calendar month following the date when Tenant's rental obligation commences, or the first day of the first full calendar month following the commencement date set out in Article 1 (if such is other than the first date of a calendar month), whichever date is later, and the termination date shall be adjusted accordingly; provided however, that the termination date shall be the last day of a calendar month, which date shall in no event be earlier than the termination date set out in Article 1. Within ten (10) days after the written request of either party, Landlord and Tenant shall execute a ratification agreement which shall set forth the final commencement and termination dates for the Term and shall acknowledge the Minimum Rental, the square footage of the Premises, and delivery of the Premises in the condition required by this Lease Agreement.

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ARTICLE 6 - REAL ESTATE TAXES AND OPERATING EXPENSES

A.                  During each full or partial calendar year during the Term of this Lease Agreement, Tenant shall pay to Landlord, as Additional Rental, an amount equal to the estimated Real Estate Taxes and Operating Expenses (both as hereinafter defined).

B.                   Landlord shall, each year during the Term of this Lease Agreement, give Tenant an estimate of Operating Expenses and Real Estate Taxes payable for the coming calendar year. Tenant shall pay, as Additional Rental, along with its monthly Minimum Rental payments required hereunder, one-twelfth (1/12) of such estimated Operating Expenses and Real Estate Taxes and such Additional Rental shall be payable until subsequently adjusted for the following year pursuant to this Article.

C.                   As soon as possible after the expiration of each calendar year, but no later than March 1, Landlord shall determine and certify to Tenant in a written statement the actual Operating Expenses and Real Estate Taxes for the previous year. If such statement shows that Landlord's payments of Operating Expenses and Real Estate Taxes exceeds Tenant's estimated monthly payments for the previous calendar year, then Tenant shall, within twenty (20) days after receiving Landlord's certification, pay such deficiency to Landlord. In the event of an overpayment by Tenant, such overpayment shall be refunded to Tenant, at the time of certification, in the form of an adjustment in the Additional Rental next coming due, or if at the end of the Term by a refund to be delivered along with the statement of actual Operating Expenses and Real Estate Taxes.

D.                  For the purposes of this Article, the term "Real Estate Taxes" means the total of all taxes, fees, charges and assessments, general and special, ordinary and extraordinary, foreseen or unforeseen, which become due or payable upon the Building during the Term. All reasonable costs and expenses incurred by Landlord during negotiations for or contests of the amount of Real Estate Taxes shall be included within the term "Real Estate Taxes", provided, provided that the fees of attorneys and consultants may only be included if they are paid on a contingent fee basis. In the event that any such negotiation, contest or appeal results in a refund of Real Estate Taxes for any year, Tenant shall be entitled to receive such refund, pro-rated for the period with respect to which Tenant paid Real Estate Taxes for such year, after deducting from the refund Tenant payment of the reasonable cost of such negotiation, contest or appeal to the extent not paid by Tenant as Additional Rent. Subject to Article 6.E, for purposes of this Article, the term "Operating Expenses" shall be deemed to mean all reasonable costs and expenses directly related to the Building incurred by Landlord in the repair, operation, management and maintenance of the Building, including interior and exterior and common area maintenance, landscaping, snow removal, cleaning expenses, energy expenses, and insurance premiums. Landlord may also include in Operating Expenses the amortization of capital investments for the Building in accordance with generally accepted accounting principles, but only to the extent such capital investments (i) are made to reduce Operating Expenses, and then only to the extent of the reduction, (ii) are required to comply with insurance requirements imposed after the date of this Lease Agreement, or (iii) are required to comply with applicable laws or regulations enacted after the date of this Lease Agreement.

E.                   Notwithstanding anything herein to the contrary, Operating Expenses shall not include any of the following: (i) depreciation of the Building or its major components; (ii) principal or interest payments on any mortgages relating to the Building; (iii) rental payments on any ground or underlying lease net of any expenses characterized as rent which relate to the operation or maintenance of the Building; (iv) any fees (including attorneys’ fees) and/or costs incurred in obtaining mortgages or ground or underlying leases described in clause (iii), above; (v) special assessments to the extent such assessments exceed the amount that would be payable if the assessments were paid in installments over the maximum permissible period; (vi) debt service on indebtedness of Landlord; (vii) capital expenditures to the extent incurred in connection with the construction of additional buildings on the land or expansion of existing Building; (viii) costs incurred in advertising and marketing the Building (ix) costs of leasing space within the Building to third parties, including procurement, negotiation and execution of tenant leases, including, without limitation, attorneys’ fees and brokers’ commissions; (x) costs associated with the formation or operation of the entity which constitutes Landlord (as distinguished from the costs of operation of the Building); (xi) any interest, penalties or charges incurred by Landlord due to Landlord’s failure to timely pay obligations relating to the Building, other than interest on special assessments and any interest and penalties which result from Tenant’s failure to pay when due any Minimum Rental or Additional Rent for which Tenant is responsible under the Lease Agreement; (xii) expenses for which Landlord is reimbursed (net of costs of collection), including without limitation reimbursements from insurance, from Tenant, or from other tenants (such as reimbursement for repairs) or pursuant to contractors’ or others’ warranties or condemnation, but excluding those expenses reimbursed by Tenant in the form of payments of Additional Rent; (xiii) cost of repairs due to condemnation or casualty, except to the extent such costs would be includable in actual Operating Expenses if such repairs were made for reasons other than condemnation or casualty; (xiv) payments by Landlord to affiliates that exceed market rate; (xv) bad faith payments or kick-backs; (xvi) operating costs of Landlord’s business (including preparing tax returns and other entity related expenses not associated with the actual operation of the Building); (xvii) cost incurred due to Landlord negligent acts, as established by a court of competent jurisdiction; (xviii) any duplicative charges; or (xvix) management or administrative fees.

F.                   Upon reasonable notice, Landlord shall make available for Tenant’s inspection at Landlord’s River Falls, Wisconsin, offices, Landlord’s records relating to Additional Rent. Tenant shall have the right to audit Landlord’s books and records pertaining to Additional Rent by giving Landlord ten (10) days’ notice of its intention to do so. If the results of said audit evidence an error by Landlord in calculating Additional Rent, in excess of three percent (3%) for any of said items, Landlord shall be responsible for the cost of the audit.

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G.                  Landlord may at any time designate a fiscal year in lieu of a calendar year and in such event, at the time of such a change, there may be a billing for the fiscal year which is less than 12 calendar months.

H.                  Landlord reserves, and Tenant hereby assigns to Landlord, the sole and exclusive right to contest, protest, petition for review, or otherwise seek a reduction in the Real Estate Taxes, in accordance with Article 6.D hereinabove.

ARTICLE 7 - UTILITIES AND SERVICE

A.                  Landlord agrees to furnish water, electricity, and elevator service to the Premises. To the extent any such utilities are separately metered to the Premises, Tenant agrees to pay when due all utility charges incurred directly to the utility provider. To the extent any utilities consumed by Tenant at the Premises are not separately metered to the Premises, Landlord shall pay for such utilities and include the costs for same in Operating Expenses. Landlord shall also provide janitorial services to the Premises, the cost of which may be included in Operating Expenses.

B.                   Landlord agrees to furnish adequate heat and air conditioning to the Premises as needed to provide for the reasonable comfort of Tenant and its employees at all times.

C.                   No temporary interruption or failure of such services incidental to the making of repairs, alterations or improvements, or due to accidents or strike or conditions or events not under Landlord's control, shall be deemed as an eviction of the Tenant or relieve the Tenant from any of the Tenant's obligations hereunder. Notwithstanding the foregoing, if through no fault of Tenant or anyone claiming by, through or under Tenant, or any of their agents, employees, contractors, licensees or invitees, any utility service to the Premises is interrupted as a result of which Tenant is unable to fully operate the Premises for use permitted by this Lease Agreement for more than three (3) consecutive days, then beginning on the fourth (4th) consecutive day of such interruption and failure by Tenant to operate, and continuing for so long as such interruption and failure continue, all Minimum Rental shall abate in full and Tenant shall have no liability for the same.

ARTICLE 8 - NON-LIABILITY OF LANDLORD

Except in the event of negligence or willful misconduct of Landlord, its agents, employees or contractors, or as otherwise provided in this Lease Agreement, Landlord shall not be liable for any loss or damage for failure to furnish heat, air conditioning, electricity, elevator service, water, sprinkler system or janitorial service. Landlord shall not be liable for personal injury, death or any damage from any cause about the Premises or the Building unless caused by Landlord's negligence or willful misconduct.

ARTICLE 9 - CARE OF PREMISES

A.                  Tenant agrees:

1.                    To keep the Premises in as good condition and repair as they were in at the time Tenant took possession of same, reasonable wear and tear and damage from fire and other casualty required to be insured against by this Lease Agreement excepted;

2.                    To keep the Premises in a sanitary condition;

3.                    Not to commit any nuisance or waste on the Premises, overload the Premises or the electrical, water and/or plumbing facilities in the Premises or Building, or throw foreign substances in plumbing facilities; and

4.                    To use carpet protector mats in all locations within the Premises where chairs with castors are used.

B.                   If Tenant shall fail to keep and preserve the Premises in the state of condition required by the provisions of this Article 9, and such failure shall continue after the expiration of the applicable notice and cure period set forth in Article 20, then Landlord may at its option put or cause the same to be put into the condition and state of repair agreed upon, and in such case the Tenant, on demand, shall pay the reasonable cost thereof.

C.       Landlord, at its sole cost and expense, shall be responsible for the maintenance of Building mechanicals (including plumbing, heating and air conditioning system) and structural components of the Building (including roof, foundation and walls and exterior improvements). Landlord shall also be responsible for snow removal and lawn care, the costs of which shall be included in Operating Expenses. Landlord agrees to make all of the aforesaid repairs and replacements within a reasonable time after notice thereof from Tenant, not to exceed thirty (30) days; provided, however, that Tenant may make emergency repairs and replacements and deduct the cost thereof from the Minimum Rental or other payments due from Tenant hereunder. Tenant agrees to notify Landlord of such repairs and replacements promptly after the need for the same becomes known.

ARTICLE 10 - NON-PERMITTED USE

Tenant agrees to use the Premises only for the purposes set forth in Article 2 hereof. Tenant further agrees not to commit or permit any act to be performed on the Premises or any omission to occur which shall be in violation of any statute, regulation or ordinance of any governmental body or which will increase the insurance rates on the Building or which will be in violation of any insurance policy carried on the Building by the Landlord. Tenant, at its expense, shall comply with all governmental laws, ordinances, rules and regulations applicable to Tenant’s specific use of the Premises and its occupancy and shall promptly comply with all governmental orders, rulings and directives for the correction, prevention and abatement of any violation upon, or in connection with the Premises or Tenant’s specific use or occupancy of the Premises, including the making of any alterations or improvements to the Premises made by Tenant, all at Tenant’s sole cost and expense. Landlord shall bear the entire cost of causing compliance with governmental orders, rulings and directives for, and for correcting any violation upon, the common areas of the Building.

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ARTICLE 11 - INSPECTION

The Landlord or its employees or agents shall have the right without any diminution of rent or other charges payable hereunder by Tenant to enter the Premises at all reasonable times upon at least 48 hours’ prior notice for the purpose of exhibiting the Premises to prospective tenants or purchasers, inspection, cleaning, repairing, or testing the same, but nothing contained in this Article shall be construed so as to impose any obligation on the Landlord to make conduct such activities. During any such period of entry, Landlord shall use best efforts to minimize interference with Tenant’s operations at the Premises.

ARTICLE 12 - ALTERATIONS

Tenant will not make any alterations, repairs, additions or improvements in or to the Premises that will disturb or in any way change any plumbing, wiring, life/safety or mechanical systems, locks, or structural components of the Building (collectively, the “Building Systems and Components”) without the prior written consent of the Landlord as to the character of the alterations, additions or improvements to be made, the manner of doing the work, and the contractor doing the work, which consent shall not be unreasonably withheld or delayed. All such work shall comply with all applicable governmental laws, ordinances, rules and regulations. The Landlord as a condition to said consent may require a surety performance and/or payment bond from the Tenant for said actions. Tenant agrees to indemnify and hold Landlord free and harmless from any liability, loss, cost, damage or expense (including attorney’s fees) by reasons of any said alteration, repairs, additions or improvements, except for claims arising from Landlord’s negligence or willful misconduct. Notwithstanding anything herein to the contrary, Tenant shall be permitted to perform interior, non-structural, additions or improvements to the Premises that do not impact the Building Systems and Components without Landlord’s prior consent.

ARTICLE 13 - SIGNS

Tenant agrees that no signs or other advertising materials shall be erected, attached or affixed to any portion of the interior or exterior of the Premises or the Building without the express prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord hereby consents to Tenant’s signage currently existing the Premises.

ARTICLE 14 - PARKING AND LOADING AREAS

A.                  Tenant shall have the right of exclusive use of (a) all automobile parking areas, driveways and walkways at the Premises, and (b) loading facilities, freight elevators and other facilities as may be constructed in the Building, all to be subject to the terms and conditions of this Lease Agreement and to the Rules and Regulations.

B.                   Landlord and Tenant agree that Landlord will not be responsible for any loss, theft or damage to vehicles, or the contents thereof, parked or left in the parking areas of the Building. Tenant further agrees not to use or permit its employees, visitors or invitees to use the parking areas for overnight storage of vehicles.

ARTICLE 15 - ASSIGNMENT AND SUBLETTING

A.                  Tenant agrees not to assign, sublet, license, mortgage or encumber this Lease Agreement, the Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise, without the specific prior written consent of Landlord, in each instance not to be unreasonably withheld, conditioned or delayed. If Tenant is a corporation or a partnership, transfer of a controlling interest of Tenant shall be considered an assignment of this Lease Agreement for purposes of this Article. Consent by Landlord in one such instance shall not be a waiver of Landlord’s rights under this Article as to requiring consent for any subsequent instance. In the event Tenant desires to sublet a part or all of the Premises, or assign this Lease Agreement, Tenant shall give written notice to Landlord at least thirty (30) days prior to the proposed subletting or assignment, which notice shall state the name of the proposed subtenant or assignee, the terms of any sublease or assignment documents and copies of financial reports or other relevant financial information of the proposed subtenant or assignee. At Landlord’s option, any and all rental payments by the proposed assignee or sublessee with respect to the assignment of sublease shall be paid directly to Landlord. In any event no subletting or assignment shall release Tenant of its obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the Term of this Lease Agreement. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. At Landlord’s option, Landlord may terminate the Lease Agreement in lieu of giving its consent to any proposed assignment of this Lease Agreement or subletting of the Premises by delivering written notice to Tenant (which termination may be contingent upon the execution of a new lease with the proposed assignee or subtenant); provided, if Landlord elects to terminate the Lease, Tenant shall have the right to withdraw its proposed assignment or sublease within five (5) days after receipt of Landlord’s termination notice, in which case such termination shall be null and void and this Lease Agreement shall continue in full force and effect.

B.                   Notwithstanding anything in this Lease Agreement to the contrary, Landlord’s consent to sublease or assign shall not be required where Tenant subleases or assigns all or part of the Premises to any related entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or if Tenant is acquired or sells substantially all of its assets pursuant to a merger or acquisition.

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C.                   Landlord’s right to assign this Lease Agreement is and shall remain unqualified upon any sale or transfer of the Building and, provided the purchaser succeeds to the interests of Landlord under this Lease Agreement and accepts and assumes all of Landlord’s obligations hereunder, Landlord shall thereupon be entirely freed of all obligations of the Landlord hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance.

ARTICLE 16 - LOSS BY CASUALTY

If more than twenty percent (20%) of the Premises is damaged by casualty, Tenant may terminate this Lease Agreement provided it gives Landlord notice within ninety (90) days of the damage. If this Lease Agreement is not so terminated, Landlord shall promptly restore the Premises to as near the condition which existed immediately prior to such casualty as may be reasonably possible. Tenant’s obligation to pay rentals and other amounts payable by Tenant hereunder shall abate during such period of time that the Premises are untenantable in the proportion that the untenantable portions of the Premises bears to the entire Premises. In the event Landlord has not actually restored the Premises to a tenantable condition within one hundred eighty (180) days of Landlord’s notice that it intends to restore, Tenant may terminate this Lease Agreement upon thirty (30) days’ written notice to Landlord.

ARTICLE 17 - ARTICLE 17 – WAIVER OF SUBROGATION

Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties required to be carried by either party by this Lease Agreement, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

ARTICLE 18 - EMINENT DOMAIN

If the entire Building is taken by eminent domain, this Lease Agreement shall automatically terminate as of the date of taking. In the event twenty percent (20%) of the Premises shall be condemned by any competent authority under power of eminent domain or conveyed in anticipation or in lieu of such condemnation, then either party shall have the right to terminate this Lease Agreement by written notice to the other given within thirty (30) days of the effective date of the taking or deed in lieu thereof. All rentals and other amounts payable by Tenant hereunder shall be apportioned as of the date of the termination of this Lease Agreement, and any excess rentals or other amounts paid in advance shall be repaid to Tenant. If a portion of the Premises is taken by eminent domain and this Lease Agreement is not terminated, the Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to the date of taking as reasonably possible, and the rentals shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to the entire Premises. All damages awarded for such taking under the power of eminent domain shall belong to and be the sole property of Landlord, irrespective of the basis upon which they are awarded, provided, however, that nothing contained herein shall prevent Tenant from making a separate claim to the condemning authority for its moving expenses and trade fixtures. For purposes of this Article, a taking by eminent domain shall include Landlord’s giving of a deed under threat of condemnation.

ARTICLE 19 - SURRENDER

On the last day of the Term of this Lease Agreement or on the sooner termination thereof in accordance with the terms hereof, Tenant shall peaceably surrender the Premises in a condition consistent with Tenant’s duty to make repairs as provided in Article 9 hereof, reasonable wear and tear and damage from casualty loss excepted. On or before said last day, Tenant shall at its expense remove all of its equipment from the Premises, repairing any damage caused thereby, and any property not removed shall be deemed abandoned. All alterations, additions and fixtures other than Tenant’s trade fixtures, which have been made or installed by either Landlord or Tenant upon the Premises shall remain as Landlord’s property and shall be surrendered with the Premises as a part thereof, or shall be removed by Tenant, at the option of Landlord, which option must be exercised in writing at the time such alterations, additions and fixtures are installed, in which event Tenant shall at its expense repair any damage caused thereby. It is specifically agreed that Tenant shall have the right, at Tenant’s option, to surrender and leave in place any and all telephonic, coaxial, ethernet, or other computer, wordprocessing, facsimile, or electronic wiring installed by Tenant within the Premises, at the expiration of the Term. If the Premises are not surrendered at the end of the Term or the sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenant founded on such delay. Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for payment of rental and shall inform Landlord of combinations on any locks and safes on the Premises.

ARTICLE 20 - NON-PAYMENT OF RENT, DEFAULTS

If any one or more of the following occurs: (1) a rent payment or any other payment due from Tenant to Landlord shall be and remain unpaid in whole or in part for more than ten (10) days after Tenant’s receives written notice that the same is past due; (2) Tenant shall violate or default on any of the other covenants, agreements, stipulations or conditions herein, or in any parking agreement(s) or other agreements between Landlord and Tenant relating to the Premises, and such violation or default shall continue for a period of thirty (30) days after written notice from Landlord of such violation or default, provided, if the nature of such default requires more than thirty (30) days, Tenant shall have such additional time as is reasonably necessary to cure the default provided Tenant commences the cure within such thirty (30) day period and thereafter diligently pursues completion of the same; (3) if Tenant shall commence or have commenced against Tenant proceedings under a bankruptcy, receivership, insolvency or similar type of action and the same is not discharged within sixty (60) days; or (4) if Tenant shall vacate the Premises for a period of more than 60 consecutive days for a reason other than for remodeling, alterations, casualty or force majeure events; then it shall be optional for Landlord, without further notice or demand, to cure such default or to declare this Lease Agreement forfeited and the said Term ended, or to terminate only Tenant’s right to possession of the Premises, and to re-enter the Premises, with or without process of law, using legal means to remove all persons or chattels therefrom, and Landlord shall not be liable for damages by reason of such re-entry or forfeiture; but notwithstanding re-entry by Landlord or termination only of Tenant’s right to possession of the Premises, the liability of Tenant for the rent and all other sums provided herein shall not be relinquished or extinguished for the balance of the Term of this Lease Agreement and Landlord shall be entitled to periodically sue Tenant for all sums due under this Lease Agreement or which become due prior to judgment, but such suit shall not bar subsequent suits for any further sums coming due thereafter. Tenant shall be responsible for, in addition to the rentals and other sums agreed to be paid hereunder, the cost of any necessary maintenance, repair or restoration, as well as reasonable attorney’s fees incurred or awarded in any suit or action instituted by Landlord to enforce the provisions of this Lease Agreement, regain possession of the Premises, or the collection of the rentals due Landlord hereunder. Tenant shall also be liable to Landlord for the payment of a late charge in the amount of 10% of the rental installment or other sum due Landlord hereunder if said payment has not been received within ten (10) days from the date said payment becomes due and payable. Tenant agrees to pay interest at the lesser of the highest permissible rate of interest allowed under the usury statutes of the State of Wisconsin, or 12% per annum, on all rentals and other sums due Landlord hereunder not paid within ten (10) days from the date same become due and payable. Each right or remedy of Landlord provided for in this Lease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease Agreement now or hereafter existing at law or in equity or by statute or otherwise. Notwithstanding anything herein to the contrary, Landlord agrees to use commercially efforts to mitigate damages following a Tenant default.

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ARTICLE 21 - LANDLORD’S DEFAULT

Landlord shall not be deemed to be in default under this Lease Agreement until Tenant has given Landlord written notice specifying the nature of the default and Landlord does not cure such default within thirty (30) days after receipt of such notice or within such reasonable time thereafter as may be necessary to cure such default where such default is of such a character as to reasonably require more than thirty (30) days to cure. If Landlord fails to cure such default in the time period aforesaid, then it shall be lawful for Tenant to cure such default and, if such default involves the expenditure of money, deduct the cost thereof from the rent due or accruing hereunder without liability for forfeiture of the Term or for default hereunder.

ARTICLE 22 - HOLDING OVER

Tenant will, at the expiration of this Lease Agreement, whether by lapse of time or termination, give up immediate possession to Landlord. If Tenant fails to give up possession Tenant’s holdover shall create a month-to-month tenancy. In such event the tenancy shall be upon the terms and conditions of this Lease Agreement, except that the Minimum Rental shall be 150% of the Minimum Rental Tenant was obligated to pay Landlord under this Lease Agreement immediately prior to termination. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as otherwise available to Landlord; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease Agreement for a breach by Tenant hereof.

ARTICLE 23 - SUBORDINATION

Tenant agrees that this Lease Agreement shall be subordinate to any mortgage(s) that may now or hereafter be placed upon the Building or any part thereof, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof, provided the mortgagee named in such mortgage(s) shall agree to recognize this Lease Agreement and shall not disturb Tenant’s hereunder in the event of foreclosure, provided the Tenant is not then in default beyond any applicable period of notice or cure. In confirmation of such subordination, Tenant shall promptly execute and deliver any commercially reasonable instrument, in recordable form, as requested by Landlord’s mortgagee. In the event of any mortgagee electing to have the Lease Agreement a prior encumbrance to its mortgage, then and in such event upon such mortgagee notifying Tenant to that effect, this Lease Agreement shall be deemed prior in encumbrance to the said mortgage, whether this Lease Agreement is dated prior to or subsequent to the date of said mortgage.

ARTICLE 24 - INDEMNITY, INSURANCE AND SECURITY

A.                  Tenant will keep in force at its own expense for so long as this Lease Agreement remains in effect commercial general liability insurance with respect to the Premises in which Landlord shall be named as an additional insured, in companies and in form reasonably acceptable to Landlord with a minimum combined limit of liability of Two Million Dollars ($2,000,000.00). This limit shall apply per location. Said insurance shall also provide for contractual liability coverage by endorsement. Tenant will further deposit with Landlord the certificates of such policies, which certificates shall provide that Landlord shall be notified in writing ten (10) days prior to cancellation of such policies. Except to the extent arising from the negligence or willful misconduct of Landlord, Landlord’s employees or anyone claiming through or under Landlord, Tenant further covenants and agrees to indemnify and hold Landlord and Landlord’s manager of the Building harmless for any claim, loss or damage, including reasonable attorney’s fees, suffered by Landlord, Landlord’s manager or Landlord’s other tenants caused by: i) the negligence or willful misconduct of Tenant, Tenant’s employees or anyone claiming through or by Tenant in, at, or around the Premises or the Building; ii) the conduct or management of any work or thing whatsoever done by Tenant in or about the Premises; or iii) Tenant’s failure to comply with any and all governmental laws, rules, ordinances or regulations applicable to the use of the Premises and its occupancy. If Tenant shall not comply with its covenants made in this Article 24, Landlord may, at its option, cause insurance as aforesaid to be issued and in such event Tenant agrees to pay the premium for such insurance promptly upon Landlord’s demand.

B.                   Tenant shall be responsible for the security and safeguarding of the Premises and all property kept, stored or maintained in the Premises. Landlord will make available to Tenant, at Tenant’s request, the plans and specifications for construction of the Building and the Premises. The placement and sufficiency of all safes, vaults, cash or security drawers, cabinets or the like placed upon the Premises by Tenant shall be at the sole responsibility and risk of Tenant. Tenant shall maintain in force throughout the Term, Causes of Loss – Special Form insurance upon all contents of the Premises, including Tenant’s equipment and any alterations, additions, fixtures, or improvements in the Premises owned or installed by Tenant.

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C.                   Landlord shall keep in effect (i) Causes of Loss – Special Form insurance covering the Building and all other improvements located on the Premises at full replacement value, and (ii) commercial general liability insurance against claims for personal injury, death or property damage covering the Premises and Building and providing coverage with maximum limits of liability of not less than Two Million Dollars ($2,000,000) for personal injury or death in the aggregate per policy year, and Two Million Dollars ($2,000,000) for property damage. The costs of such insurance policies shall be included in Operating Expenses.

D.                  Landlord agrees to and hereby does indemnify and save Tenant harmless against all claims for damages to persons or property, as well as all expenses incurred by Tenant on account thereof, including reasonable attorneys’ fees and court costs, by reason of (i) the negligence or willful misconduct of Landlord, its employees or anyone claiming through or under Landlord, and (ii) Landlord’s breach of the this Lease Agreement.

ARTICLE 25 - Notices, Demands and Other Instruments

All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease Agreement shall be in writing and shall be deemed to have been properly give if (a) with respect to Tenant, sent by registered mail, postage prepaid, or sent by telegram, overnight express courier, facsimile followed by overnight express delivery or delivered by hand, in each case addressed to Tenant at the address for the Premises, and (b) with respect to Landlord, sent by registered mail, postage prepaid, or sent by telegram, overnight express courier, facsimile followed by overnight express delivery or delivered by hand in each case, addressed to Landlord at its address first above set forth along with a copy to any Mortgagee, if Tenant has been advised of the address for such Mortgagee, delivered in the same manner; provided however that in no event shall Minimum Rent or Additional Rent be deemed to have been made, given or delivered until actually received by Landlord. Landlord and Tenant shall each have the right from time to time to specify as its address for purposes of this Lease Agreement any other address in the United States of America upon fifteen (15) days’ written notice thereof, similarly given, to the other party and any Mortgagee.

ARTICLE 26 - APPLICABLE LAW

This Lease Agreement shall be construed under the laws of the State of Wisconsin.

ARTICLE 27 - MECHANICS’ LIEN

In the event any mechanic’s lien shall at any time be filed against the Premises or any part of the Building by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record. If Tenant shall fail to cause such lien forthwith to be discharged within fifteen (15) days after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, or by bonding, and the amount so paid by Landlord and all costs and expenses, including reasonable attorney’s fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable in full by Tenant to Landlord on demand.

ARTICLE 28 - INTENTIONALLY DELETED

ARTICLE 29 - BROKERAGE

Each of the parties represents and warrants that there are no claims for brokerage commissions or finder’s fees in connection with this Lease Agreement, and agrees to indemnify the other against, and hold it harmless from all liabilities arising from any such claim, including without limitation, the cost of attorney’s fees in connection therewith.

ARTICLE 30 - Intentionally deleted

ARTICLE 31 - ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

Each party hereto agrees that at any time, and from time to time during the Term of this Lease Agreement (but not more often than twice in each calendar year), within ten (10) days after request by the other party hereto, it will execute, acknowledge and deliver to such other party or to any prospective purchaser, assignee or mortgagee designated by such other party, an estoppel certificate in a form acceptable to Landlord. Tenant agrees to provide Landlord (but not more often than twice in any calendar year), within ten (10) days of request, the then most current financial statements of Tenant and any guarantors of this Lease Agreement, which shall be certified by Tenant, and if available, shall be audited and certified by a certified public accountant. Landlord shall keep such financial statements confidential, except Landlord shall be entitled to disclose such financial statements to existing or prospective mortgagees or purchasers of the Building provided such prospective mortgagees or purchasers agree in writing to keep such financial statements confidential. In the event Tenant is a publicly traded company, Tenant shall be permitted to provide an electronic link to its then-most recent publicly disclosed financial disclosures in satisfaction of the requirements of this Article.

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ARTICLE 32 - GENERAL

This Lease Agreement does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The covenants of Tenant to pay the Minimum Rental and the Additional Rental are each independent of any other covenant, condition, or provision contained in this Lease Agreement. The marginal or topical headings of the several Articles, paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such Articles, paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease Agreement. This Lease Agreement can only be modified or amended by an agreement in writing signed by the parties hereto. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto. If any term or provision of this Lease Agreement shall to any extent be held invalid or unenforceable, the remainder shall not be affected thereby, and each other term and provision of this Lease Agreement shall be valid and be enforced to the fullest extent permitted by law. If Tenant is a corporation, each individual executing this Lease Agreement on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease Agreement on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease Agreement is binding upon said corporation in accordance with its terms. No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement of any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord’s rights to (i) recover the remaining balance of such unpaid rent or (ii) pursue any other remedy provided in this Lease Agreement. Neither party shall record this Lease Agreement or any memorandum thereof, and any such recordation shall be a breach of this Lease Agreement, void, and without effect. Time is of the essence with respect to the due performance of the terms, covenants and conditions herein contained. Submission of this instrument for examination does not constitute a reservation of or option for the Premises, and this Lease Agreement shall become effective only upon execution and delivery thereof by Landlord and Tenant.

ARTICLE 33 - EXCULPATION

Tenant agrees to look solely to Landlord’s interest in the Building and the rents, issues, profits and proceeds therefrom for the recovery of any judgment from Landlord, it being agreed that Landlord and Landlord’s partners, whether general or limited (if Landlord is a partnership) or its directors, governors, officers, managers, members or shareholders (if Landlord is a limited liability company or corporation), shall never be personally liable for any such judgment.

IN WITNESS WHEREOF, this Lease Agreement has been duly executed by the parties hereto as of the day and year indicated above.

TENANT:	Sajan, Inc.	LANDLORD: River Valley Business Center, LLC

BY:	/s/ Thomas P. Skiba		BY:	/s/ Shannon Zimmerman

	ITS:	Chief Financial Officer		ITS:	CEO

BY:			BY:

	ITS:			ITS:

8	December 13, 2016